                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants


         We consent to the incorporation by reference in the registration statements on Form S-8 (File No. 333-56477), S-3 (File No. 333-58087), S-8 (File No. 333-50251) and S-3 (File No. 333-50033) of Take- Two Interactive Software, Inc. of our report dated February 26, 1998, relating to our audit of the balance sheets of Jack of All Games, Inc. as of December 31, 1997, and related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts."


                                       ARONOWITZ, CHAIKEN & HARDESTY, L.L.P.

New York, NY
January 27, 1999